Exhibit 10.4

Incentive Stock Option Agreement Amendment No. 1

This Incentive Stock Option Agreement Amendment No.1 (this “Amendment”) is made February 29, 2012 between Harris Interactive Inc., a Delaware corporation (the “Company”), and Al Angrisani (the “Participant”).

This Amendment amends the Incentive Stock Option Agreement (the “Incentive Stock Option Agreement”) made between the Company and the Participant effective as of June 7, 2011. All terms of the Incentive Stock Option Agreement, except as amended hereby, remain in full force and effect. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Incentive Stock Option Agreement.

1. Section 1(b) of the Incentive Stock Option Agreement is hereby amended to read in its entirety as follows:

(a)	The “Initial Exercise Date” is February 29, 2012.

2. A new Section 13 shall be added to the Incentive Stock Option Agreement to read as follows:

13. Lock-Up Period. The Participant hereby agrees that the Participant shall not, directly or indirectly, pledge, hypothecate, sell, contract to sell, or otherwise transfer or dispose of any Covered Shares or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Covered Shares until the earlier of (a) June 30, 2014 or (b) the date of a Change in Control.

IN WITNESS WHEREOF, this Amendment has been executed and delivered as of the date first above written.

[Signature Page Follows]

HARRIS INTERACTIVE INC.

By:	/s/ Howard Shecter
Howard Shecter
Chairman of the Board

/s/ Al Angrisani
AL ANGRISANI

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